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                                                                THE QUIZNO'S CORPORATION
                                                                ------------------------
                                                     (Name of Registrant as Specified in Its Charter)

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                                                 (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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The following press release was issued by The Quizno's Corporation on November 30, 2001.

                                                Shareholder Meeting Adjourned To December 4

         DENVER, Colo. - November 30, 2001 - The Quizno's Corporation (Nasdaq: QUIZ) (the "Company") announced today that it convened and then adjourned a Special Shareholders meeting this morning to vote on a merger of Firenze Corporation with and into the
     Company.  The meeting will re-convene on December 4, 2001 at 10am at the Oxford Hotel in Denver.

         Since the merger was announced, the Company has received a number of proposals from Fagan Capital, Inc. ("FCI"), including a proposal last night, on the eve of the Special Shareholders meeting, and another this morning, just prior to the meeting.  The
     Company and its Special Committee have not considered any of FCI's proposals definitive offers capable of acceptance and so informed FCI.  The Company and its Special Committee reiterate that if FCI wishes to make any further proposal, it should be a definitive offer, appropriately documented and fully financed.  Any such definitive offer will be considered.

     For more information, contact:
     ------------------------------

     Patrick E. Meyers, Vice President & General Counsel

     The Quizno's Corporation, 720-359-3300.